UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 17, 2014

PEREGRINE SEMICONDUCTOR CORPORATION
(Exact name of registrant as specified in charter)

Delaware	001-35623	86-0652659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9380 Carroll Park Drive
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 731-9400

______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b)
On September 17, 2014, Peregrine Semiconductor Corporation (the “Company”) received the resignation of Carl N. Burrow, the Vice President of Worldwide Sales and Applications, effective on October 1, 2014.
As previously announced, the Company, Murata Electronics North America, Inc. (“Parent”), and PJ Falcon Acquisition Company, Limited, a wholly-owned subsidiary of Parent (“Purchaser”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Purchaser will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”).
In connection with Mr. Burrow’s resignation, we entered into a transition agreement pursuant to which he will provide consulting services for up to eight hours or one day per week, for which he will be paid $2,000 per week. Provided that Mr. Burrow continues to provide the foregoing consulting services through the earlier of (a) the closing of the Merger, or (b) December 21, 2014, he will become entitled to vest in an additional 6,000 shares subject to stock option granted in February 2014, and receive a pro-rata portion of his 2014 cash incentive target bonus per the terms of the Merger Agreement.
Mr. Burrow’s release with the Company and consulting agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Release with Carl N. Burrow dated September 19, 2014.
10.2	Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PEREGRINE SEMICONDUCTOR CORPORATION
Date: September 22, 2014	/s/ Jay Biskupski
Jay Biskupski Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Release with Carl N. Burrow dated September 19, 2014.
10.2	Consulting Agreement